MORTGAGE AND SECURITY AGREEMENT
                    WITH ASSIGNMENT OF RENTS

           THIS MORTGAGE AND SECURITY AGREEMENT WITH ASSIGNMENT OF RENTS (this "Mortgage"), dated as of the 16th day of April 1993, given by GNOC, Corp. ("GNOC"), a New Jersey corporation, having an office at Boston and Pacific Avenues, P.O. Box 1737, Atlantic City, New Jersey 08404, and GNAC, Corp. ("GNAC"), a New Jersey corporation, having an office at Boston and Pacific Avenues, P.O. Box 1737, Atlantic City, New Jersey, 08404, (GNOC and GNAC are referred to individually as a Mortgagor and collectively, as "Mortgagor") to FIRST FIDELITY BANK, NATIONAL ASSOCIATION, NEW JERSEY ("First Fidelity"), a national banking association, having an address at 550 Broad Street, Newark, New Jersey 07101 and MIDLANTIC NATIONAL BANK ("Midlantic"), a national banking association, having an address at 499 Thornall Street, Metropark, Edison, New Jersey 08137 (First Fidelity and Midlantic are referred to collectively as the "Mortgagee").

           It is the intention of the Mortgagor that this instrument be a "Pari Passu Mortgage" within the meaning of the indenture dated as of March 10, 1993 (the "Indenture"), among GNF Corp., a New Jersey Corporation ("GNF"), GNAC as guarantor, GNOC, and Amalgamated Bank of Chicago as Trustee (the "Trustee"). Pursuant to the Mortgage and Security Agreement with Assignment of Rents dated as of March 10, 1993 given by GNAC and GNOC, as mortgagor, to Amalgamated Bank of Chicago, as mortgagee, the lien created by this instrument ranks pari passu with the lien created by said Mortgage recorded on March 11, 1993 in Mortgage Book 4980 at page 92 in the Atlantic County, New Jersey Clerk's Office (the "Trustee's Mortgage"). The rights of Mortgagee under this Mortgage are governed by an intercreditor agreement of even date (the "Intercreditor Agreement") executed by the Mortgagee, the Mortgagors, GNF and the Trustee. To the extent any of the terms of this Mortgage are inconsistent with the terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall control. Any capitalized terms not defined herein or not refered to as part of the Indenture shall have the meaning set forth in the Loan Agreement (as hereinafter defined).

                          WITNESSETH:

           To secure the following obligations and liabilities: (a) the payment to Mortgagee under that certain loan agreement dated as of April 16, 1993 (the "Loan Agreement") by GNOC, Corp. as the borrower, GNAC and GNF, Corp, as guarantors, of (i) the indebtedness in the maximum principal amount of TWENTY MILLION DOLLARS, evidenced by Revolving Credit Notes issued pursuant to the provisions of the Loan Agreement, (ii) any and all interest due or to become due on the Revolving Credit Notes in accordance with the provisions of the Loan Agreement and the Revolving Credit Notes, and (iii) any and all other sums due or to become due under the Loan Agreement, the Revolving Credit Notes, this Mortgage and any further or subsequent advances or expenditures made under any other Loan Document (hereinafter defined) by Mortgagee pursuant to the provisions hereof (the items set forth in clauses (i)-(iii) above being hereinafter collectively referred to as the "Indebtedness"), and (b) the performance of all of the terms, covenants, conditions, agreements, obligations, and liabilities of Mortgagor (which, together with the Indebtedness is referred to collectively as the "Obligations") under (i) this Mortgage, (ii) the Loan Agreement, (iii) the Revolving Credit Notes, and (iv) the Assignment of Leases and Rents dated as of the date hereof given by Mortgagor to Mortgagee (the "Assignment"), (v) and other documents executed by the Mortgagor in connection with the foregoing, and (vi) any extensions, renewals, replacements or modifications of any of the foregoing (this Mortgage, the Loan Agreement, the Assignment, the Revolving Credit Notes, and all other documents executed in connection with the foregoing being hereinafter collectively referred to as the "Loan Documents" and, individually, as a "Loan Document").

           Mortgagor does hereby encumber, give, grant, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, hypothecate, deposit, pledge, set over, create and grant a security interest in and confirm to Mortgagee the following described real property, personal property, rights, collateral and all substitutions for and all replacements, reversions and remainders of such tangible personal property, whether now owned or held or hereafter acquired by Mortgagor (collectively, the "Encumbered Property"):

           The Mortgagor's interest in all those plots, pieces or parcels of land more particularly described in Exhibit A annexed hereto and made a part hereof, together with the right, title and interest of Mortgagor, if any, in and to the streets and in and to the land lying in the bed of any streets, roads or avenues, open or proposed, public or private, in front of, adjoining or abutting said land to the center line thereof, the air space and development rights pertaining to said land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging, or in any way appertaining thereto, all easements now or hereafter benefiting said land and all royalties and rights appertaining to the use and enjoyment of said land, including, but without limiting the generality of the foregoing, all alley, vault, drainage, mineral, water, oil, coal, gas and other similar rights (all of the foregoing being hereinafter collectively referred to as the "Land");

           TOGETHER with Mortgagor's interest, right and title in and to the buildings and other improvements now or hereafter erected on the Land, as hereinafter defined (such buildings and other improvements being hereinafter collectively referred to as the "Buildings"), the Land, and the Buildings being hereinafter collectively referred to as the "Real Property";

           TOGETHER with all and singular the reversion or reversions, remainder or remainders, rents and revenues produced in connection with the Real Property and all of the estate, right, title, interest, property, possession, claim and demand whatsoever, both in law and at equity, or Mortgagor of, in and to the Real Property and of, in and to every part and parcel thereof, with the appurtenances, at any time belonging or in any way appertaining thereto;

           TOGETHER with Mortgagor's right, title and interest in and to all chattels, furnishings, goods, equipment, fixtures, tangible personal property, materials, and all other contents of every kind and nature, including, without limitation, all tangible personal property used in connection with the hotel, casino and restaurant facilities located on the Real Property and all gaming equipment, tables and slots that shall be owned or hereafter acquired, used in connection with or placed prior to the satisfaction of the Indebtedness and Obligations on the Real Property including machinery, fixtures, systems, apparatus, fittings, materials and equipment now or which may hereafter be used in the operation of the Real Property, including, but without limiting the generality of the foregoing, all heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air conditioning and air-cooling fixtures, systems, machinery, apparatus and equipment, refrigerating, incinerating and power fixtures, systems, machinery, apparatus and equipment, loading and unloading fixtures, systems, machinery, apparatus and equipment, escalators, elevators, boilers, communication systems, casino gambling equipment, switchboards, sprinkler systems and other fire prevention and extinguishing fixtures, systems, machinery, apparatus and equipment, and all engines, motors, dynamos, machinery, wiring, pipes, pumps, tanks, conduits and ducts constituting a part of any of the foregoing, and all additions to, substitutions for, renewals and proceeds of any of the foregoing, together with all attachments, substituted parts, accessories, accessions, improvements and replacements thereof, including the equity of Mortgagor in any such item that is subject to a purchase money or other prior security interest (all such personal property, fixtures, additions, substitutions and proceeds being sometimes hereinafter collectively referred to as the "Personal Property");

           TOGETHER with Mortgagor's right, title and interest to and under all leases, subleases, underletting, licenses and other occupancy agreements which now or hereafter may affect the Real Property or any portion thereof and under any and all guarantees, modifications, renewals and extensions thereof as listed in Exhibit B (collectively, the "Leases"), and to and under all documents and instruments made or hereafter made in respect of the Leases, and in and to any and all deposits made or hereafter made as security under the Leases (excluding, however, any sums paid as "key money" in connection with the execution or renewal thereof or any sums paid in connection with the execution or renewal of a Lease as advance rental, to the extent the same has been paid prior to the occurrence of an Event of Default (hereinafter defined)), subject to the legal rights under the Leases of the persons or entities making such deposits, together with any and all of the benefits, rentals, revenues, issues, profits, income and rents due or to become due or to which Mortgagor is now or hereafter may become entitled arising out of the Leases (collectively, the "Rents");

           TOGETHER with all plans, specifications, engineering reports, land planning maps, surveys, and any other reports, exhibits or plans used or to be used in connection with the operation or maintenance of the Real Property, together with all amendments and modifications thereof;

           TOGETHER with (a) subject to the provisions of Article VI hereof, Mortgagor's interest in and to all proceeds which now or hereafter may be paid under any insurance policies now or hereafter obtained by Mortgagor in connection with the conversion of the Encumbered Property or any portion thereof into cash or liquidated claims, together with the interest payable thereon and the right to collect and receive the same, including, but without limiting the generality of the foregoing, proceeds of casualty insurance, title insurance, business interruption insurance and any other insurance now or hereafter maintained with respect to the Real Property or in connection with the use or operation thereof (collectively, the "Insurance Proceeds"), and (b) subject to the provisions of Article VII hereof, all of Mortgagor's right, title and interest in and to all awards, payments and/or other compensation, together with the interest payable thereon and the right to collect and receive the same, which now or hereafter may be made with respect to the Encumbered Property as a result of (i) a taking by eminent domain, condemnation or otherwise, (ii) the change of grade of any street, road or avenue or the widening of any streets, roads or avenues adjoining or abutting the Land, or (iii) any other injury to or decrease in the value of the Encumbered Property or any portion thereof (collectively, the "Awards"), in any of the foregoing circumstances described in clauses (a) or (b) above to the extent of the entire amount of the Indebtedness outstanding as of the date of Depositary's (hereinafter defined) receipt of any such Insurance Proceeds or Awards, notwithstanding that the entire amount of the Indebtedness may not then be due and payable, and also to the extent of reasonable attorneys' fees, costs and disbursements incurred by Depositary or Mortgagee in connection with the collection of any such Insurance Proceeds or Awards. Subject to the provisions of Articles VI and VII hereof, Mortgagor hereby assigns to Mortgagee, and Depositary is hereby authorized to collect and receive, all Insurance Proceeds and Awards and to give proper receipts and acquittances therefor and to apply the same in accordance with the provisions of this Mortgage. Mortgagor hereby agrees to make, execute and deliver, from time to time, upon demand, further documents, instruments or assurances to confirm the assignment of the Insurance Proceeds and the Awards to Depositary and Mortgagee, free and clear of any interest of Mortgagor whatsoever therein, except as specifically permitted in this Mortgage, and free and clear of any other liens, claims or encumbrances of any kind or nature whatsoever;

           TOGETHER with all right, title and interest of Mortgagor in and to all improvements, betterments, renewals and all substitutes and replacements of, and all additions and appurtenances to, the Real Property, and in each such case, the foregoing shall be deemed a part of the Real Property and shall become subject to the lien of this Mortgage as fully and completely, and with the same priority and effect, as though now owned by Mortgagor and specifically described herein, without any further mortgage, conveyance, assignment or other act by Mortgagor;

           TOGETHER with all proceeds of any or all of the foregoing; and

           TO HAVE AND TO HOLD the Encumbered Property and the rights and privileges hereby encumbered or intended so to be unto Mortgagee and its successors and assigns for the uses and purposes herein set forth.

           Mortgagor, for itself and its successors and assigns, further represents, warrants, covenants and agrees with Mortgagee as follows:

I.     Warranty of Title.

           Mortgagor warrants to Mortgagee that (i) it has good and marketable fee simple title to the Land, (ii) it has good and marketable fee simple title to the Buildings located on the Land and good and marketable title to the Personal Property located on or used in connection with the Real Property, (iii) it has the right to mortgage the Real Property and the Leases in accordance with the provisions set forth in this Mortgage, (iv) it has the right to grant a security interest in the Personal Property and the Rents in accordance with the provisions set forth in this Mortgage, and (v) this Mortgage is a valid and enforceable first lien on the Encumbered Property, subject, as of the date hereof, only to the exceptions to title listed on Schedule B, Section 1 and Section 2 of Title Insurance Commitment No. F2366251L issued by the Commonwealth Land Title Insurance Co. dated March 11, 1993 as continued through the date hereof (collectively, the "Closing Encumbrances"). Mortgagor shall (i) preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same, subject to the Closing Encumbrances and the Permitted Liens (as that term is defined in the Loan Agreement) (collectively, the Closing Encumbrances and the Permitted Liens are referred to as the "Permitted Encumbrances"), unto Mortgagee against the claims of all and every person or persons, corporation or corporations and parties whomsoever, and (ii) make, execute, acknowledge and deliver all such further or other deeds, documents, instruments or assurances and cause to be done all such further acts and things as may at any time hereafter be reasonably required to confirm and fully protect the lien and priority of this Mortgage.

 II.     Payment of Indebtedness.

      A. Mortgagor shall pay the Indebtedness at the times and places and in the manner specified in the Loan Documents and shall perform all of the Obligations in accordance with the provisions set forth herein and in the other Loan Documents.

      B. Any payment made in accordance with the terms of this Mortgage by any person at any time liable for the payment of the whole or any part of the Indebtedness, or by any subsequent owner of the Encumbered Property, or by any other person whose interest in the Encumbered Property might be prejudiced in the event of a failure to make such payment, or by any stockholder, officer or director of a corporation or by any partner of a partnership which at any time may be liable for such payment or may own or have such an interest in the Encumbered Property, shall be deemed, as between Mortgagee and all persons who at any time may be liable as aforesaid or may own the Encumbered Property, to have been made on behalf of all such persons.

 III.     Requirements; Proper Care and Use.

      A. Subject to the right of Mortgagor to contest a Legal Requirement (hereinafter defined) as provided in Article X hereof, Mortgagor promptly shall comply with, or cause to be complied with, in all material respects, all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, restrictions and requirements (collectively, "Legal Requirements") of every Governmental Authority (hereinafter defined) having jurisdiction over Mortgagor or the Encumbered Property or the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or Restoration (hereinafter defined) of the Encumbered Property, without regard to the nature of the work to be done or the cost of performing the same, whether foreseen of unforeseen, ordinary or extraordinary, and shall perform, or cause to be performed, in all material respects, all obligations, agreements, covenants, restrictions and conditions now or hereafter of record which may be applicable to Mortgagor or to the Encumbered Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or Restoration of the Encumbered Property; provided, however, that Mortgagor shall not be required to comply with any Legal Requirement which, by its terms, does not require that the Encumbered Property so comply, or if such failure would not have a Material Adverse Effect.

      B. Mortgagor shall except as otherwise provided herein (i) not abandon the Encumbered Property or any portion thereof that does not have a material adverse effect on the Encumbered Property, (ii) maintain, in all material respects, the Encumbered Property in good repair, order and condition, reasonable wear and tear excepted, and supplied with all necessary equipment, (iii) promptly make all necessary repairs, renewals, replacements, additions and improvements to the Encumbered Property which, in the reasonable judgment of Mortgagor, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, (iv) refrain from impairing or diminishing in any material manner the value of the Encumbered Property or the priority or security of the lien of this Mortgage, (v) not remove or demolish any of the Encumbered Property, if such removal or demolition might materially impair the value of the Encumbered Property except in accordance with Article 12 of the Indenture, except that Mortgagor shall have the right to remove and dispose of, free of the lien of this Mortgage, such Personal Property as may, from time to time, become worn out or obsolete or which, in accordance with good business practices, should be removed or disposed of, provided that if such removal shall materially adversely effect the value of the Encumbered Property, simultaneously with, or prior to, such removal, any such Personal Property shall be replaced with other Personal Property which shall have a value and utility at least equal to that of the replaced Personal Property and which shall be free of any security agreements or other liens or encumbrances except in accordance with Article 12 of the Indenture, (vi) not make, install or permit to be made or installed any alterations or additions to the Encumbered Property if doing so would materially impair the value of the Encumbered Property except in accordance with Article 12 of the Indenture, (vii) not make, suffer or permit any nuisance (it being acknowledged that casino use shall not be deemed to be a nuisance) to exist on the Encumbered Property or any portion thereof, and (viii) subject to the rights of tenants and other persons or entities in possession, permit Mortgagee and its agents, at all reasonable times and with reasonable prior notice (except in the case of an emergency), to enter upon the Real Property for the purpose of inspecting and appraising the Encumbered Property or any portion thereof.

      C. Mortgagor shall not, by any act or omission, permit any building or other improvement located on any property which is not subject to the lien of this Mortgage to rely upon the Real Property or any portion thereof or any interest therein to fulfill any Legal Requirement, except to the extent that such reliance exists as of the date hereof, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Real Property or any interest therein to be so used. Mortgagor shall not, by any act or omission, impair the integrity of the Real Property, as it exists today, as a single or multiple zoning lot or lots, as the case may be, separate and apart from all its premises. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this Article III shall be null and void. Notwithstanding the foregoing, Mortgagor shall have the right to grant easements, rights of way and similar interests which are subordinate to the lien of this Mortgage and which do not materially impair the value of the Encumbered Property.

      D. Mortgagor has and will maintain in effect at all times until the Obligations are satisfied in full, all necessary licenses (including without limitation all licenses necessary under the Act (hereinafter defined) or otherwise to operate the casino portion of the Encumbered Property as a casino), authorizations, registrations and approvals to own, use, occupy and operate the Real Property, and Mortgagor has full power and authority to carry on its business at the Real Property as currently conducted and has not received any notice of any violation of any Legal Requirement that materially impairs the value of the Encumbered Property.

      E. During the term of this Mortgage and any renewals or extensions hereof, as to any (i) "license," as such term is defined in N.J.S.A. 5:12-30, issued pursuant to the New Jersey Casino Control Act and regulations promulgated thereunder (collectively being referred to herein as the "Act") which is material to the continued lawful operation of Mortgagor as a casino licensed pursuant to the provisions of the Act, and
 (ii) any material requirements of the "Operation Certificate," as such term is defined in N.J.S.A. 5:12-35, issued with regard to the Encumbered Property (the foregoing subparagraphs (i) and (ii) are herein collectively referred to as the "Operational Requirements"):

           a. As of the date hereof, the Operational Requirements are to the best of Mortgagor's knowledge in good standing, free of material violations, and all conditions under which they have been issued or renewed have been or are being satisfied and fulfilled.

           b. Mortgagor will keep, maintain and preserve the Operational Requirements in full force and effect and in good standing.

           c. Mortgagor will not knowingly violate, nor will it knowingly suffer any violation of, the Operational Requirements.

           d. In the event Mortgagor knows of any fact, circumstances, or occurrence which may result in a violation of the Operation
 Requirements, Mortgagor shall promptly give Mortgagee written notice thereof.

 IV.     Taxes on Mortgagee.

      A. If the United States of America, the State of New Jersey or any political subdivision thereof or any city, town, county or municipality in which the Encumbered Property is located or any agency, department, bureau, board, commission, including the Casino Control Commission as defined in the Loan Agreement, or instrumentality of any of the foregoing now existing or hereafter created (collectively, "Governmental Authorities" and, individually, a "Governmental Authority") shall, at any time after the date hereof (whether or not the lien of this Mortgage shall have been released), levy, assess or charge any tax, assessment or imposition upon this Mortgage or any other Loan Document, the Indebtedness, the Obligations or the interest of Mortgagee in the Encumbered Property by reason of this Mortgage or any other Loan Document, the Indebtedness or the Obligations (excepting therefrom any income tax on payments made under the Loan Agreement and any franchise tax), Mortgagor shall pay all such taxes, assessments and impositions to, for, or on account of, Mortgagee, as they become due and payable and, on demand, shall furnish proof of such payment to Mortgagee. If Mortgagor shall fail to pay any such tax, assessment or imposition, then Mortgagee, at its option (but without any obligation to do so), upon thirty
 (30) days' notice to Mortgagor (or such shorter period as Mortgagee may deem reasonable if Mortgagee believes that failure to pay any such tax, assessment or imposition promptly may subject the Encumbered Property (or any portion thereof) to loss, forfeiture or a material diminution in value), may pay such tax, assessment or imposition and, in such event, the amount so paid (i) shall be deemed to be Indebtedness, (ii) shall be a lien on the Encumbered Property prior to any right or title to, interest in, or claim upon, the Encumbered Property subordinate to the lien of this Mortgage and (iii) immediately shall be due and payable, on demand, together with interest thereon at the rate of interest then payable under the Loan Agreement, including, in calculating such rate of interest, any additional interest which may be imposed under the Loan Agreement by reason of any default thereunder (such rate of interest being hereinafter referred to as the "Interest Rate"), from the date of any such payment by Mortgagee to the date of repayment to Mortgagee.

      B. If any Governmental Authority shall at any time require revenue, documentary or similar stamps to be affixed to this Mortgage or any other Loan Document or shall require the payment of any tax with respect to the ownership or recording of this Mortgage or any other Loan Document, Mortgagor, upon demand, shall pay for such stamps in the required amount and shall deliver the same to Mortgagee, together with a copy of the receipted bill therefor. If Mortgagor shall fail to pay for any such stamps, then Mortgagee, at its option (but without any obligation to do so), upon thirty (30) days' notice to Mortgagor (or such shorter period as Mortgagee may deem reasonable if Mortgagee believes that failure to pay for any such stamps promptly may subject the Encumbered Property (or any portion thereof) to loss, forfeiture or a material diminution in value), may pay for the same and, in such event, the amount so paid (i) shall be deemed to be Indebtedness, (ii) shall be a lien on the Encumbered Property prior to any right or title to, or interest in, or claim upon, the Encumbered Property subordinate to the lien of this Mortgage and (iii) immediately shall be due and payable, on demand, together with interest thereon at the Interest Rate, from the date of any such payment by Mortgagee to the date of repayment to Mortgagee.

      C. In the event of the passage, after the date of this Mortgage, of any law of the jurisdiction in which the Encumbered Property is located which shall deduct from the value of the Encumbered Property, for purposes of taxation, any lien thereon shall change in any way the laws for the taxation of mortgages or debts secured by mortgages for state of local purposes or the manner of the collection of any such taxes and shall impose a tax, either directly or indirectly, on this Mortgage or any other Loan Document, then, so long as Mortgagor, Mortgagee, this Mortgage or the Loan Agreement is not exempt from payment of such tax and if Mortgagor shall be permitted by law to pay the whole or such tax in addition to all other payments required hereunder and under the other Loan Documents, Mortgagor shall pay such tax when the same shall be due and payable and shall agree in writing to pay such tax when thereafter levied or assessed against the Encumbered Property.

 V.     Payment of Impositions.

      A. Subject to the provisions of Article X hereof, not later than the date on which payment of the same shall be due, that is, the day before the date on which any fine, penalty, interest, late charge or loss may be added thereto or imposed by reason of the nonpayment thereof, Mortgagor shall pay and discharge all taxes (including, but without limiting the generality of the foregoing, all real property taxes and assessments and personal property taxes), charges for any easement or agreement maintain for the benefit of the Encumbered Property or any portion thereof, general and special assessments and levies, permit, inspection and license fees, water and sewer rents and charges and any other charges of every kind and nature whatsoever, foreseen or unforeseen, ordinary or extraordinary, public or private, which, at any time, are imposed upon or levied or assessed against Mortgagor in connection with the Encumbered Property or any portion thereof, or which arise with respect to, or in connection with, the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or Restoration of the Encumbered Property or any portion thereof, together with any penalties, interest or late charges which may be imposed in connection with any of the foregoing (all of the foregoing taxes, assessments, levies and other charges, together with such interest, penalties and late charges, being hereinafter collectively referred to as "Impositions" and, individually, as an "Imposition"); provided, however, that Mortgagor shall have the right to file for an extension in connection with the payment of any Imposition and, if granted, to pay the Imposition on or before the date specified in the extension, together with any interest or penalty which may be imposed as a result of such extension.
 If, however, any Legal Requirement shall allow that any imposition may, at Mortgagor's option, be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may exercise the option to pay such Imposition in such installments, and, in such event, Mortgagor shall be responsible for the payment of all such installments, together with the interest, if any, thereon, in accordance with the provisions of the applicable Legal Requirement. Not later than thirty (30) days after request therefor by Mortgagee, Mortgagor shall deliver to Mortgagee evidence reasonably acceptable to Mortgagee showing the payment of such Imposition. Mortgagor also shall deliver to Mortgagee, within thirty (30) days after request therefor, copies of all settlements and notices pertaining to any Imposition which may be issued by any Governmental Authority.

      B. Upon the occurrence of an Event of Default or in the event that Mortgagor shall fail, for two consecutive quarters, to make payments on real property taxes and assessments on a timely basis, Mortgagee may, but shall not be obligated to, require Mortgagor to deposit with Mortgagee, monthly, one-twelfth (1/12th) of the annual charges for real property taxes and assessments and other charges which might become a lien upon the Encumbered Property or any portion thereof (each, an "Escrow Deposit"). If the amounts so required to be deposited are estimated, based upon charges for the preceding year, and Mortgagee determines, in its reasonable good faith judgment, that the aggregate of the sums to be deposited in escrow as aforesaid will be insufficient to make each of the payments aforementioned, Mortgagor shall, on demand by Mortgagee, simultaneously therewith deposit or cause to be deposited with Mortgagee, a sum of money which, together with the monthly installments aforementioned, due subsequent to the date of such demand, will be sufficient to make such payments at least ten (10) days prior to the date such payments are due. Should said charges not be ascertainable at the time any Escrow Deposit is required to be made with Mortgagee, the Escrow Deposit shall be made on the basis of the charges for the prior year, and when the charges are fixed for the then current year, Mortgagor shall deposit any deficiency with Mortgagee. All funds so deposited with Mortgagee shall be deposited in a federally insured interest bearing account or liquid assets account in any state in the United States or the District of Columbia, may be commingled by Mortgagee with its general funds and, provided that Mortgagee shall not otherwise have used a portion of such funds in accordance with the provisions of this Mortgage, such funds (less the amounts, if any, which are payable into the escrow fund to be used to pay real property taxes and assessments not yet due and payable) shall be applied in payment of the aforementioned charges when and as payable, to the extent Mortgagee shall have such funds on hand. In the event that there shall occur an Event of Default, the funds deposited with Mortgagee, as aforementioned, may be applied in payment of the charges for which such funds shall have been deposited or the payment of the Indebtedness or any other charges affecting the security of this Mortgage, as Mortgagee determines, in its sole discretion, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Mortgagee as herein provided. If Escrow Deposits are being made with Mortgagee as aforesaid, Mortgagor shall furnish Mortgagee with bills for the charges for which such deposits are required to be made hereunder and/or such other documents necessary for the payment of same, on the later to occur of (i) fifteen (15) days prior to the date on which the charges first become due and payable and (ii) the date on which such bills are received by Mortgagor.

      C. Nothing contained in this Mortgage shall affect any right or remedy of Mortgagee under this Mortgage or otherwise to pay, upon thirty
 (30) days' notice to Mortgagor (or such shorter period as Mortgagee may deem reasonable if Mortgagee believes that the failure to pay any such Imposition promptly may subject the Encumbered Property (or any portion thereof) to loss, forfeiture or a material diminution in value), any Imposition from and after the date on which such Imposition shall have become due and payable and, in such event and provided Mortgagee shall not have paid such Imposition with sums being held by Mortgagee pursuant to subparagraph (B) of this Article V (provided, however, that Mortgagee shall have no right to pay such Imposition which Mortgagor is contesting the validity, enforceability or application of the same pursuant to the provisions of Article X hereof or is otherwise paying such Imposition in installments in accordance with the provisions hereof), the amount so paid
 (i) shall be deemed to be Indebtedness, (ii) shall be a lien on the Encumbered Property prior to any right or title to, interest in, or claim upon, the Encumbered Property subordinate to the lien of this Mortgage and
 (iii) shall be immediately due and payable, on demand, together with interest thereon at the Interest Rate, from the date of any such payment by Mortgagee to the date of repayment to Mortgagee.

 VI.     Insurance.

      A. Mortgagor shall provide and keep in full force and effect, or require to be provided and kept in full force and effect, for the benefit of Mortgagee as hereinafter provided:

           1. insurance for the Buildings and the Personal Property (t) against loss or damage by fire, lightning, windstorm, tornado, hail and such other further and additional hazards of whatever kind or nature as are now or hereafter may be covered by standard extended coverage, (u) with "all risk" endorsements (including, but without limiting the generality of the foregoing, vandalism, malicious mischief and damage by water), (v) against war risks as, when and to the extent such insurance is obtainable from the United States of America or an agency thereof, (w) against flood disaster pursuant to the Flood Disaster Protection Act of 1973, 84 Stat. 572, 42 U.S.C. ENCUMBRANCES. 4001, if the Real Property is located in an area identified by the United States Department of Housing and Urban Development as a flood hazard area (it being understood and agreed that Mortgagor may obtain such insurance from a private carrier satisfactory to the Mortgagee), (x) against earthquakes (including subsidence), (y) against loss of rentals and business interruption due to any of the foregoing causes for a minimum period of nine (9) months or for a longer period, and
 (z) against any other risk commonly insured against by persons operating properties similar to the Encumbered Property and located in the vicinity of the Encumbered Property or conducting operations similar the operations conducted at the Real Property;

           2.     demolition and increased cost of construction coverage;

           3. if a sprinkler system shall be located in the Buildings, sprinkler leakage insurance;

           4. commercial general liability insurance in respect to the operation of the Encumbered Property with limits of not less than $100,000,000 combined single limit for bodily injury per occurrence and/or property damage liability per occurrence (collectively, the "Minimum Liability Coverage"); provided, however, that the Minimum Liability Coverage may be reduced from time to time, but in no event to limits of less than $25,000,000 on a "claims made" basis, provided that Mortgagor shall deliver to Mortgagee, within thirty (30) days after the expiration of the policy or policies containing the Minimum Liability Coverage and thereafter within thirty (30) days after the end of each fiscal year of Mortgagor until the Minimum Liability Coverage shall be reinstated, an Officer's Certificate for each Mortgagor (signed by (i) a Secretary or Assistant Secretary of each Mortgagor and (ii) the Chairman, Vice Chairman, President, Vice President or Treasurer of each Mortgagor; provided, however, that such certificate may be signed by two of the officers listed in clause (ii) above in lieu of being signed by one of such officers or directors listed in such clause (ii) and one of the officers listed in clause (i) above) stating that Mortgagor was unable to obtain commercial general liability insurance coverage in excess of the amount actually obtained or on other than a "claims made" basis; and

           5. such other insurance in such amounts as may from time to time be commonly insured against in the case of properties similar to the Encumbered Property and located in the vicinity of the Encumbered Property or conducting operations similar to the operations conducted at the Real Property.

           All insurance provided hereunder shall be in such form as is commonly obtained by owners of property similar to the Encumbered Property and located in the vicinity of the Encumbered Property or conducting operations similar to the operations conducted at the Real Property, shall not contain a coinsurance provision whereby Mortgagor in the event of loss becomes a co-insurer, shall, in the case of casualty insurance, name Mortgagee as a named insured under a standard New York mortgagee endorsement or its equivalent, which shall be acceptable to Mortgagee, shall name Mortgagee as a named insured in the case of insurance other than casualty insurance, shall provide for loss payable to Mortgagees, except policies insuring against damage by fire or other casualty, which shall provide for loss payable as more particularly set forth in Paragraph VI(J) hereof, shall be provided by insurance companies which have a then current Alfred M. Best Company, Inc., general policyholder's rating of at least "A-12" or a financial rating reasonably acceptable to Mortgagee or by such other insurance companies as are reasonably acceptable to Mortgagee, shall be cancelable only upon thirty (30) days' prior written notice to Mortgagee, may provide for a standard deduction not to exceed $500,000 in the case of all insurance other than commercial general liability insurance, and $1,000,000 in the case of commercial general liability insurance, and otherwise shall be acceptable to Mortgagee in its reasonable discretion. For purposes hereof, "Depositary" shall mean a depositary designated by the Trustee to serve as Depositary pursuant to the Trustee's Mortgage or if none shall be designated then it shall mean a bank, trust company, insurance company, savings bank or governmental pension, retirement or welfare fund, reasonably acceptable to Mortgagor. Anything contained herein to the contrary notwithstanding, in no event shall the insurance provided under clause (t) of Paragraph VI(A)(1) hereof be in an amount which is less than One Hundred Percent (100%) of the full replacement cost of the Buildings and the Personal Property, including the cost of debris removal, but excluding the value of foundations and excavations, as reasonably determined from time to time by Mortgagee. Mortgagor shall assign and deliver to Mortgagee all such certificates, policies of insurance or duplicate originals thereof, as collateral and further security for payment of the Indebtedness and performance of the Obligations. If any insurance required to be provided hereunder shall expire, be withdrawn, become void by breach of any condition thereof by Mortgagor or by any lessee of the Real Property or any portion thereof, or become void or questionable by reason of the failure or impairment of the capital of any insurer, of if for any other reason whatsoever any such insurance shall become unsatisfactory to Mortgagee, as determined in its reasonable judgment, Mortgagor immediately shall obtain new or additional insurance which shall be satisfactory to Mortgagee in its reasonable discretion. If any insurance required to be provided hereunder shall become unavailable to property owners in the area in which the Encumbered Property is located, then Mortgagor shall, within thirty (30) days after demand by Mortgagee, obtain such other types of insurance, in such amounts as may be reasonable required by Mortgagee. Mortgagor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise reasonably satisfactory to Mortgagee in all respects.

      B. Mortgagor shall (i) pay as they become due all premiums for the insurance required hereunder (it being understood that Mortgagor may pay all such premiums in installments), and (ii) not later than thirty (30) days prior to the expiration of each such policy, deliver to Mortgagee a renewal policy or a duplicate original thereof or a certificate evidencing the insurance required to be provided hereunder, accompanied by such evidence of payment of the initial installment as shall be satisfactory to Mortgagee in its reasonable discretion.

      C. If Mortgagor shall be in default of its obligation to so insure or deliver any such prepaid insurance or policies or certificate or certificates of insurance to Mortgagee in accordance with the provisions hereof, Mortgagee, at its option (but without any obligation do so) and upon twenty-four (24) hours notice, unless Mortgagor provides satisfactory evidence that all insurance requirements under this Mortgage and the Loan Agreement, have been complied with, may effect such insurance from year to year, and pay the premium or premiums therefor, and, in such event, the amount of all such premium or premiums (i) shall be deemed to be Indebtedness, (ii) shall be a lien on the Encumbered Property prior to any right or title to, or interest in, or claim upon, the Encumbered Property subordinate to the lien of this Mortgage and (iii) shall be immediately due and payable, on demand, together with interest thereon at the Interest Rate, from the date of any such payment by Mortgagee to the date of repayment to Mortgagee.

      D. Mortgagor shall adjust the amount of insurance required to be provided pursuant to the provisions of clause (t) of Paragraph VI(A)(1) hereof at the time that each such policy of insurance is renewed (but, in no event, less frequently than once during each twelve (12) month period) by using the F. W. Dodge Building Index to determine whether there shall have been an increase in the replacement cost of the Buildings and the Personal Property since the most recent adjustment to any such policy and, if there shall have been any such increase, the amount of insurance required to be provided hereunder shall be adjusted accordingly.

      E. Mortgagor promptly shall comply with, and shall cause the Buildings and the Personal Property to comply with, (i) all of the provisions of each such insurance policy, and (ii) all of the requirements of the insurers thereunder applicable to Mortgagor or to any of the Buildings or the Personal Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or Restoration of any of the Buildings or Personal Property, even if such compliance would necessitate structural changes or improvements or would result in interference with the use or enjoyment of the Encumbered Property or any portion thereof. If Mortgagor shall use the Encumbered Property or any portion thereof in any manner which would permit the insurer to cancel any insurance required to be provided hereunder, Mortgagor immediately shall obtain a substitute policy which shall be reasonably satisfactory to Mortgagee and which shall be effective on or prior to the date on which any such other insurance policy shall be canceled.

      F. If the Buildings or the Personal Property or any portion thereof shall be damaged, destroyed or injured by fire or any other casualty, Mortgagor shall give immediate notice thereof to Mortgagee and Mortgagor promptly shall commence and diligently shall continue and complete the repair, restoration, replacement or rebuilding of the Buildings in a good and workmanlike manner ("Restoration") and the Personal Property so damage, destroyed or injured substantially to their value, condition and character immediately prior to such damage, destruction or injury, in full compliance with all Legal Requirements. In addition, if the Restoration to be done may materially impair the structural integrity of a material portion of the Buildings or if the cost of the Restoration as estimated by Mortgagee shall exceed the sum of Eight Million Dollars ($8,000,000) (in either case, "Major Restoration"), then Mortgagor shall, prior to the commencement of the Major Restoration, furnish or cause to be furnished to Mortgagee: (1) complete plans and specifications for the Major Restoration, bearing the signed approval thereof by an architect reasonably satisfactory to Mortgagee (the "Architect") and accompanied by the Architect's signed estimate, bearing the Architect's seal, of the entire cost of completing the work (the "Plans"), which Plans shall be submitted to Mortgagee for approval, which approval shall be granted or denied within twenty one (21) days of Mortgagee's receipt thereof (it being understood that if Mortgagee shall fail to respond within such twenty-one (21)-day period, Mortgagee shall be deemed to have granted its approval) and which approval shall not be unreasonably withheld; provided, however, that Mortgagee's approval of the Plans shall not be required in the case of (i) Major Restoration consisting primarily of demolition or construction of the Buildings for safety purposes, (ii) Major Restoration for which no permits or approvals by Governmental Authorities are required by law, (iii) Major Restoration consisting primarily of temporary, non-permanent construction, or (iv) Major Restoration consisting primarily of painting or other items of decorative work; (2) certified or photo-static copies of all permits and approvals required by law in connection with the commencement and conduct of the Major Restoration; and (3) either (x) a payment and performance bond for, and/or guaranty of the payment for and completion of, the Major Restoration, which bond or guaranty shall be in form reasonably satisfactory to Mortgagee, and shall be signed by a surety or sureties, or guarantor or guarantors, as the case may be, who are reasonably acceptable to Mortgagee, and shall be in an amount not less than One Hundred Ten Percent (110%) of the Architect's estimate of the entire cost of completing the Major Restoration, less the amount of Insurance Proceeds, if any, then held by Depositary for application toward the cost of the Major Restoration, or, at Mortgagor's option, (y) such other security as may be reasonably satisfactory to Mortgagee. Notwithstanding anything to the contrary contained herein, Mortgagee acknowledges that Major Restoration may be performed on a "fast track" basis and, in such event, Mortgagor shall not be required to submit full and complete Plans for approval prior to the commencement of the Major Restoration, but shall submit such Plans as and when they are prepared and submitted for approval to the applicable Governmental Authorities.

      G. Mortgagor shall not commence any of the Major Restoration until Mortgagor shall have complied with the applicable requirements referred to in clause (F) above, and after commencing Major Restoration, Mortgagor shall perform the Major Restoration diligently in a good and workmanlike manner and in good faith substantially in accordance with the Plans, if applicable, and in compliance with all applicable laws.

      H. Any Insurance Proceeds received by Depositary attributable to business interruption insurance shall be promptly paid over to Mortgagor upon receipt of the same by Depositary. All Insurance Proceeds delivered to Depositary as aforesaid, other than proceeds attributable to business interruption insurance, together with all Insurance Proceeds or portions thereof paid directly to Depositary on account of damage or destruction to the Buildings and/or the Personal Property (all of which Insurance Proceeds or portions thereof, other than proceeds attributable to business interruption insurance, shall be deposited by Depositary in an interest-bearing account), together with any interest thereon, less the cost, if any, to Mortgagee and Depositary of such recovery and of paying out such Insurance Proceeds (including reasonable attorneys' fees and costs allocable to inspecting the work and reviewing the Plans therefor), upon the written request of Mortgagor and subject to compliance with the provisions of this Article VI, shall be made available for application by Depositary to the payment of the cost of the Major Restoration referred to in clause (F) above and shall be paid out from time to time to Mortgagor and/or, at Mortgagee's or Depositary's option, exercisable from time to time, directly to the contractor, subcontractors, materialmen, laborers, engineers, architects and other persons rendering services or materials in connection with the Major Restoration, as said Major Restoration progresses, except as otherwise hereinafter provided, but subject to the following conditions, any of which Mortgagee and Depositary may waive:

           1. If the Restoration to be done is Major Restoration, as determined by Mortgagee, the Architect shall be in charge of the Restoration.

           2. Each request for payment shall be made at least ten (10) days prior to the requested date of disbursement and shall be accompanied by a certificate of the Architect stating (1) that all of the Major Restoration completed has been done in a good and workman-like manner and in substantial compliance with the approved Plans, if any be required under clause (F) hereof, and in accordance with the provisions of all applicable laws; (2) the sum requested is justly required to reimburse Mortgagor for payments by Mortgagor to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials in connection with the Major Restoration (giving a brief description of such services and materials), and that when added to all sums previously paid out by Depositary, if any, does not exceed the value of the Major Restoration (including the value of any "soft costs", such as engineers' or architects' fees incurred in connection therewith) done to the date of such certificate; and (3) that the amount of Insurance Proceeds remaining in the hands of Depositary, together with other funds otherwise available to Mortgagor, provided that Mortgagor certifies to architect that such funds are available, will be sufficient on completion of the Major Restoration to pay for the same in full (giving in such reasonable detail as Mortgagee or Depositary may require an estimate of the cost of such completion and if such other funds are required, including a certificate of an officer of Mortgagor, as to the sources of such funds).

           3. Each request shall be accompanied by waivers or releases of liens, reasonably satisfactory to Mortgagee and Depositary, covering that part of the Major Restoration previously paid for, if any, and by a search prepared by a title company or by other evidence reasonably satisfactory to Mortgagee and Depositary that there has not been filed with respect to the Encumbered Property, or any part thereof, any mechanic's lien or other lien or instrument for the retention of title not discharged of record (by bonding or otherwise) in respect of any part of the work and that there exist no encumbrances on or affecting the Encumbered Property, or any part thereof. other than Permitted Encumbrances and those which may have been approved by Mortgagee.

           4. There shall be no Event of Default or Potential Default under this Mortgage, the Loan Agreement or any other Loan Document.

           5. The request for any payment after the Major Restoration has been completed shall be accompanied by a copy of any certificate or certificates required by law to render occupancy and operation of the Encumbered Property legal.

           Upon completion of the Restoration and payment in full therefor and provided there shall not then be continuing any Event of Default or Potential Default under any Loan Document, any Insurance Proceeds (together with any interest earned thereon) shall be paid to the Mortgagor. Upon failure on the part of Mortgagor promptly to commence or diligently to continue the Restoration, Mortgagee may, subject to the terms of the Intercreditor Agreement, apply the amount of any Insurance Proceeds (together with any interest earned thereon) then or thereafter in the hands of Depositary to the payment of the Indebtedness; provided, however, that nothing herein contained shall prevent Mortgagee from applying at any time the whole or any part of such Insurance Proceeds (together with any interest earned thereon), and Mortgagee may so apply such Insurance Proceeds (together with any interest earned thereon), to the curing of any Event of Default under this Mortgage or the Loan Agreement or any other Loan Document.

      I. If within one (1) year after the occurrence of any damage or destruction to the Buildings and Personal Property or any portion of either thereof requiring Major Restoration in order to restore the Buildings and Personal Property, Mortgagor shall not have submitted Plans in accordance with paragraph (F) of this Article VI to Mortgagee for the Major Restoration of the Buildings and the Personal Property so damaged or destroyed, or if, after such Plans are approved by all necessary Governmental Authorities and Mortgagee, Mortgagor shall fail to commence promptly such Major Restoration, or if thereafter Mortgagor fails diligently to continue such Major Restoration or is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with such Major Restoration (other than those costs which Mortgagor is, in good faith, disputing), or, in the case of any damage or destruction to the Buildings and/or the Personal Property or any part of either thereof not requiring Major Restoration, as reasonably determined by Mortgagee, in order to restore the Encumbered Property, if Mortgagor shall fail to repair, restore and rebuild promptly the Buildings and Personal Property so damaged or destroyed, or in any other respect fails to comply with its obligations under this Article VI, then, in addition to all other rights herein set forth, Mortgagee or any lawfully appointed receiver of the Buildings and Personal Property may, at their respective options (but without any obligation to do so), perform or cause to be performed such Major Restoration and may take such other steps as they deem advisable to perform such work. In such event, Depositary shall pay over the Insurance Proceeds (together with any interest earned thereon) held by it to Mortgagee or such receiver, as the case may be, upon request, to the extent not previously paid to Mortgagor hereunder in accordance with the terms of this Mortgage. Mortgagor hereby waives, for itself and all others holding under it, any claim against Mortgagee and such receiver arising out of anything done by Mortgagee or such receiver pursuant hereto, other than due to the negligence or wilful misconduct of Mortgagee or such receiver, and Mortgagee may apply all or a portion of the Insurance Proceeds (without the need to fulfill any other requirements of this Article VI) to reimburse Mortgagee and/or such receiver, for all amounts reasonably expended or incurred by them, respectively, in connection with the performance of such Major Restoration, and any excess costs shall be paid by Mortgagor to Mortgagee upon demand.

      J. Insurance Proceeds which are payable in connection with any damage to, or destruction of, or injury to, the Buildings or the Personal Property (i) in the case of a loss equal to or in excess of Ten Million Dollars ($10,000,000), shall all be paid to Depositary and disbursed in accordance with the provisions hereof; (ii) in the case of a loss in excess of Eight Million Dollars ($8,000,000), but less than Ten Million Dollars ($10,000,000), the first Eight Million Dollars ($8,000,000) shall be paid to Mortgagor and the remaining Insurance Proceeds shall be paid to Depositary and disbursed in accordance with the provisions hereof; and
 (iii) in the case of a loss of Eight Million Dollars ($8,000,000) or less, shall be paid directly to Mortgagor. Mortgagor is hereby authorized to settle all claims under all policies of insurance and to execute and deliver all necessary proofs of loss, receipts, vouchers and releases required by the insurers, however, Mortgagee shall have the right, but not the obligation, to join with Mortgagor in settling, and approving the settlement of, any such claims except in the event of a claim where the amount of insurance reasonably anticipated to be received with respect to such claim is less than Eight Million Dollars ($8,000,000). Each insurer is hereby authorized and directed to make payment of any Insurance Proceeds or the portion thereof, as described in this Paragraph VI(J), under any policies of insurance in connection with a loss in excess of Ten Million Dollars ($10,000,000) directly to Depositary instead of to Mortgagor and Depositary jointly, and Depositary is hereby authorized to endorse any draft therefor as Mortgagor's attorney-in-fact if Mortgagor shall fail to do so for ten (10) days (or such lesser period of time as Mortgagee may reasonably believe to be required) after request therefor by Mortgagee or Depositary. If, prior to the receipt by Depositary or Mortgagor or both, as the case may be, of any Insurance Proceeds or portion thereof, the Encumbered Property or any portion thereof shall have been sold by Mortgagee pursuant to the power of sale provided herein, Mortgagee shall have the right to receive the Insurance Proceeds to the extent of any deficiency found to be due upon such sale, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, together with interest thereon at the Interest Rate, and the reasonable attorneys' fees, costs and disbursements incurred by Mortgagee in connection with the collection of the Insurance Proceeds.

      K. The insurance required by this Mortgage may, at the option of Mortgagor, be effected by blanket and/or umbrella policies issued to Mortgagor covering the Buildings and the Personal Property as well as other properties (real and personal) which are owned or leased by Mortgagor, provided that, in each case, the policies otherwise comply with the provisions of this Mortgage and allocate to the Buildings and the Personal Property, from time to time, the coverage specified by Mortgagee, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein. If the insurance required by this Mortgage shall be effected by any such blanket or umbrella policies, Mortgagor shall furnish to Mortgagee original policies or duplicate originals thereof or certificates, with schedules attached thereto showing the amount of the insurance provided under such policies which is applicable to the Buildings and the Personal Property.

      L. Any conveyance or foreclosure of the Encumbered Property pursuant to Mortgagee's rights in accordance with the provisions hereof shall transfer therewith all of Mortgagor's interest in all insurance policies then covering the Buildings and the Personal Property or the operations conducted at the Real Property.

      M. Mortgagor hereby acknowledges that in the event Mortgagee is permitted or required to exercise any discretion under this Article, Mortgagee shall not be deemed to have abused such discretion provided that Mortgagee shall have relied, at the reasonable expense of Mortgagor, on a recognized insurance consultant with regard to insurance matters, a recognized construction consultant with regard to restoration matters or such other recognized consultants as may be appropriate or necessary to fulfill its obligation hereunder.

VII.     Condemnation/Eminent Domain.

      A. Notwithstanding (i) any taking by eminent domain, condemnation or otherwise of all or any portion of the Encumbered Property, or (ii) the change of grade of any street or the widening of streets, roads or avenues adjoining or abutting the Land, or (iii) any other injury to or decrease in value of the Encumbered Property by any Governmental Authority (any of the foregoing events being hereinafter referred to as a "Taking"), Mortgagor shall continue to make all payments due under this Mortgage and under the Loan Agreement and the other Loan Documents in accordance with the provisions of this Mortgage, the Loan Agreement and the applicable provisions of the other Loan Documents. Mortgagor shall notify Mortgagee immediately upon obtaining knowledge of the institution of any proceedings for any Taking or of any contemplated Taking of which Mortgagor is aware. No such proceeding with respect to any Taking shall be settled without the prior express written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed, it being agreed that if Mortgagee shall have failed to have either granted or denied its consent thereto within twenty-one (21) days after request therefor, the same shall be deemed to have been given; provided, however, that a proceeding where the amount reasonably anticipated to be received by the Mortgagor collectively is less than Eight Million Dollars ($8,000,000) shall not require such consent. Each Governmental Authority is hereby authorized and directed to make payment of any Award made in connection with any Taking directly to Mortgagor or Depositary in accordance with the provisions of the next succeeding sentence and Paragraph VII(B) hereof instead of to Mortgagor and Depositary jointly, and Depositary is hereby authorized to endorse any draft therefor as Mortgagor's attorney-in-fact if Mortgagor shall fail to endorse any such draft for ten (10) days after request therefor by Mortgagee or Depositary. Anything contained in any Legal Requirement, this Mortgage, to the contrary notwithstanding, if there shall be a Taking of less than the entire Encumbered Property and if there shall remain a sufficient portion of the Encumbered Property so that it shall be possible for Mortgagor to continue to conduct its business at such remaining Encumbered Property (a "Partial Taking"), (i) in the event that the Award is less than Eight Million Dollars ($8,000,000), the same shall be paid to Mortgagor, (ii) in the event that the Award shall be equal to or be in excess of Eight Million Dollars ($8,000,000), but shall be less than Ten Million Dollars ($10,000,000), the first Eight Million Dollars ($8,000,000) of such Award shall be paid to Mortgagor and the remaining portion of the Award shall be paid to Depositary, or (iii) in the event that the Award shall be equal to or greater than Ten Million Dollars ($10,000,000), the entire Award shall be paid to Depositary and, in the case of (i) and (ii) above, Depositary shall pay the Award or portion thereof received (after deducting therefrom all costs and expenses, including, but without limiting the generality of the foregoing, reasonable attorneys' fees, costs and disbursements incurred by Mortgagee in connection with the collection thereof and any expenses of Depositary) to Mortgagor, in accordance, and upon there being compliance, with the provisions of Article VI hereof, for the sole purpose of Mortgagor's Restoration of the Buildings and the Personal Property remaining after any such Partial Taking, it being understood and agreed, however, that neither Mortgagee nor Depositary shall have any obligation whatsoever to see to the proper application of any Award so paid to Mortgagor. Mortgagor promptly shall commence and diligently shall continue and complete the Restoration of the Buildings and the Personal Property remaining after such Partial Taking substantially to their value, condition and character immediately prior to such Partial Taking, in accordance with the provisions of Article VI hereof, as if such Partial Taking had resulted in "damage or destruction to the Buildings or Personal Property" (within the meaning of Paragraph VI(F) hereof), with Mortgagor, Mortgagee and Depositary each having the same rights and obligations with respect to the Award and Restoration as are set forth in Paragraphs VI(F) through VI(J) hereof with respect to Insurance Proceeds, except that, notwithstanding the provisions of Paragraph VI(F) hereof, Mortgagor shall restore the Buildings and the Personal Property substantially to their value, condition and character immediately prior to such Partial Taking, only to the extent practicable, but otherwise in accordance with the provisions of Paragraph VI(F). Any Award remaining after completion of such Restoration shall be paid to Mortgagor, provided that there shall not then be continuing any Event of Default hereunder. If there shall then be continuing an Event of Default hereunder, any such Award shall be paid to the Mortgagee, and subject to the terms of the Intercreditor Agreement, may be applied to the payment of the Indebtedness then outstanding.

      B. Notwithstanding anything contained herein to the contrary, in the event of a total Taking or a Taking other than a Partial Taking, each Governmental Authority is hereby authorized and directed to make payment of any Award made in connection with any such Taking to the Mortgagee. The proceeds of such Award shall be distributed in accordance with the terms of the Intercreditor Agreement.

      C. Reduction of the outstanding amount of the Indebtedness resulting from the application of any such Award by Mortgagee in accordance with the provisions hereof shall be deemed to take effect only on the date of Mortgagee's receipt of such Award in accordance with the terms of this Mortgage and in such order of priority as Mortgagee may elect. If, prior to the receipt by Mortgagee of any Award, the Encumbered Property or any portion thereof shall have been sold by Mortgagee pursuant to the power of sale provided herein, Mortgagee shall have the right to receive the Award to the extent of any deficiency found to be due upon such sale, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, together with interest thereon at the Interest Rate and the reasonable attorneys' fees, costs and disbursements incurred by Mortgagee in connection with the collection of the Award.

      D. Mortgagor hereby acknowledges that in the event Mortgagee is permitted or required to exercise any discretion under this Article, Mortgagee shall not be deemed to have abused such discretion provided that Mortgagee shall have relied, at the reasonable expense of Mortgagor, on a recognized construction consultant, an appraiser who is a member of the American Institute of Real Estate Appraisers and who has been designated a "Member American Institute", or such other recognized consultants as may be appropriate or necessary to fulfill its obligations hereunder. Any consultants referred to herein shall have not less than 10 years experience.

 VIII. Sale of Encumbered Property; Additional Financing.

           Except as permitted under the terms of the Loan Agreement, Mortgagor shall not, at any time assign, transfer or convey all or any part of the Encumbered Property or any interest therein.

 IX.     Discharge of Liens.

           Subject to the provisions of Article X hereof and except as permitted by the Loan Agreement or this Mortgage, Mortgagor at all times shall keep the Encumbered Property free from the liens of mechanics, laborers, contractors, subcontractors and materialmen and, except for the Permitted Encumbrances, and any new or additional mortgages which may be made to Mortgagee, free from any and all other liens, claims, charges or encumbrances of any kind or nature whatsoever. If any such liens, claims, charges or encumbrances shall be recorded, Mortgagor shall forthwith deliver copies thereof to Mortgagee and Mortgagor shall within thirty (30) days after request therefor by Mortgagee, cause the same to be discharged of record by payment or bonding.

 X.     Right of Contest.

           Mortgagor, at its sole cost and expense, may, in good faith, contest, by proper legal actions or proceedings, the validity of any Legal Requirement or the application thereof to Mortgagor or the Encumbered Property, or the validity or amount of any Imposition or the validity of the claims of any mechanics, laborers, subcontractors, contractors or materialmen ("Contractor's Claims"). During the pendency of any such action or proceeding, compliance with such contested Legal Requirement or payment of such contested Imposition or payment of such contested Contractor's Claim may be deferred, provided that, in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding, (a) no Event of Default shall exist hereunder, (b) adequate reserves with respect thereto are maintained on Mortgagor's books in accordance with generally accepted accounting principles and the applicable provisions of the Loan Agreement, and (c) Mortgagor reasonably believes that noncompliance with the contested Legal Requirement or non-payment of the contested Imposition or non-payment of such contested Contractor's Claim would not have a material adverse effect upon the business of Mortgagor, the Encumbered Property or the operation thereof or the Mortgagee. Notwithstanding any such reserves or the furnishing of any bond or other security, thirty (30) days after notice from Mortgagee, Mortgagor shall comply with any contested Legal Requirement or shall pay any contested Imposition or Contractor's Claim, and compliance therewith or payment thereof shall not be deferred, if, at any time, such deferral would have a material adverse effect on Mortgagor and its subsidiaries taken as a whole or be disadvantageous in any material respect to the Holders. If such action or proceeding is terminated or discontinued adversely to Mortgagor and is not subject to appeal, Mortgagor shall, within thirty (30) days of receiving request therefor, deliver to Mortgagee evidence reasonably satisfactory to Mortgagee of Mortgagor's compliance with such contested Legal Requirement or payment of such contested Imposition or Contractor's Claim, as the case may be. Notwithstanding the foregoing, Mortgagee shall have no obligation to request any matters referred to herein and shall request such matters in Mortgagee's sole discretion.

 XI.     Leases.

      A. Each Lease entered into from and after the date hereof including, without limitation, all Leases which provide for an annual "base" or "minimum" rent in excess of $100,000 (a "Major Lease") shall (i) not permit the lessee thereunder to terminate or invalidate the terms thereof as a result of any action taken by Mortgagee to enforce this Mortgage, including, without limitation, any sale of the Encumbered Property or any portion thereof by Mortgagee pursuant to the power of sale provided herein or otherwise, (ii) include a subordination clause providing that the Lease and the interest of the lessee in the Encumbered Property are in all respects subject and subordinate to this Mortgage, (iii) provide that, at the option of Mortgagee or the purchaser at a sale by Mortgagee pursuant to the power of sale provided herein or otherwise or the grantee in a voluntary conveyance in lieu of such Mortgagee's sale, the lessee thereunder shall attorn to Mortgagee or to such purchaser or grantee under all of the terms of the Lease and recognize such entity as the lessor under the Lease for the balance of the term of the Lease, and (iv) provide that, in the event of the enforcement by Mortgagee of the remedies provided by law or in equity or by this Mortgage, any person succeeding to the interest of Mortgagee as a result of such enforcement shall not be bound by or liable for any (A) prepayment of installments of Rent for more than thirty
 (30) days in advance of the time when the same shall become due (excluding, however, any payments of "key money" made by any lessee in connection with the execution or renewal of its Lease or any other sums paid in connection with the execution or renewal of a Lease as advance rental, to the extent the same has been paid prior to the occurrence of an Event of Default) or
 (B) prior act or omission of any prior landlord. Any lessee under any Lease may encumber any of lessee's personalty, furniture, fixtures and equipment originally installed by such lessee in such lessee's leased space.

      B. Mortgagor shall (i) perform all of the provisions of the Leases on the part of the lessor thereunder to be performed within the time period required under the Leases, (ii) appear in and defend any action or proceeding arising under, growing out of, or in any manner connected with, the Leases or the obligations of the lessor or the lessees thereunder,
 (iii) exercise, within thirty (30) days after demand by Mortgagee, any right to request from the lessee under any Major Lease a certificate with respect to the status thereof, (iv) deliver to Mortgagee, within thirty
 (30) days after demand by Mortgagee, a written statement containing the names of all lessees, the terms of all Leases and the spaces occupied and rentals payable thereunder and a statement of all Leases which are then in default of any monetary obligation, including the magnitude of any such monetary default and, in the case of any non-monetary default, a statement of all Leases which, to the best of Mortgagor's knowledge, are then in default of any non-monetary obligation, including the nature and magnitude of any such non-monetary default, (v) promptly deliver to Mortgagee, a fully executed copy of each Lease upon the execution of the same. Notwithstanding the foregoing, Mortgagee shall have no obligation to request any matters referred to herein and shall request such matters in Mortgagee's sole discretion.

      C. Mortgagor hereby assigns to Mortgagee, from and after the date hereof, primarily on a parity with the Encumbered Property, and not secondarily, as further security for the payment of the Indebtedness and the performance of the Obligations, the Leases and the Rents. Nothing contained in this Article XI shall be construed to bind Mortgagee to the performance of any of the terms, covenants, conditions or agreements contained in any Lease or otherwise impose any obligation on Mortgagee (including, but without limiting the generality of the foregoing, any liability under the covenant of quiet enjoyment contained in any Lease in the event that any lessee shall have been joined as a party defendant in any action commenced by reason of an Event of Default hereunder or in the event of the sale of the Encumbered Property by Mortgagee pursuant to the power of sale contained herein or otherwise or in the event lessee shall have been barred and foreclosed of any or all right, title and interest and equity of redemption in the Encumbered Property), except that Mortgagee shall be accountable for any money actually received pursuant to the aforesaid assignment. Mortgagor hereby further grants to Mortgagee the right, but not the obligation, (i) to enter upon and take possession of the Encumbered Property for the purpose of collecting the Rents, (ii) to dispossess by the usual summary proceedings any lessee defaulting in making any payment due under any Lease to Mortgagee or defaulting in the performance of any of its other obligations under its Lease, (iii) to let the Encumbered Property or any portion thereof, (iv) to apply the Rents on account of the indebtedness, it being understood that the excess Rents, if any, remaining after all such payments shall have been made shall be the property of and paid to Mortgagor, provided there exists no Event of Default, and (v) to perform such other acts as Mortgagee is entitled to perform pursuant to this Article XI. Such assignment and grant shall continue in effect until the entire amount of the Indebtedness shall have been fully paid pursuant to the terms hereof and the other Loan Documents, and all Obligations shall have been fully performed in accordance with all provisions hereof and the other Loan Documents, the execution of this Mortgage constituting and evidencing the irrevocable consent of Mortgagor to the entry upon and taking possession of the Encumbered Property by Mortgagee pursuant to such grant, subject, however, to the rights of any and all parties in possession thereof, whether or not the Encumbered Property shall have been sold by Mortgagee pursuant to the power of sale contained herein or otherwise and without applying for a receiver. Mortgagee, however, grants to Mortgagor, not as a limitation or condition hereof, but as a personal covenant available only to Mortgagor and its successors and not to any lessee or other person, a license, automatically revocable by Mortgagee upon an Event of Default, to collect all of the Rents and to retain, use and enjoy the same and to do all acts and perform such Obligations as Mortgagor is required to perform under the Leases.

      D. Upon notice and demand, Mortgagor shall, from time to time, execute, acknowledge and deliver to Mortgagee, or shall cause to be executed, acknowledged and delivered to Mortgagee, in form reasonably satisfactory to Mortgagee, one or more separate assignments (confirmatory of the general assignment provided in this Article XI subject to Mortgagor's license) of the lessor's interest in any Lease. Mortgagor shall pay to Mortgagee the reasonable expenses incurred by Mortgagee in connection with the preparation and recording of any such instrument.

      E. With respect to any Major Lease upon notice and demand, Mortgagee shall, from time to time, execute, acknowledge and deliver to Mortgagor or cause to be executed, acknowledged and delivered to Mortgagor, and to any tenant, a subordination, attornment and non-disturbance agreement in a form reasonably acceptable to the Mortgagee. With respect to any Major Lease in which Mortgagor requests a subordination, attornment and non-disturbance agreement such Major Lease shall be subject to the reasonable approval of Mortgagee.

 XII.     Estoppel Certificates.

           Mortgagor and Mortgagee, within thirty (30) business days after request by the other, shall deliver, in form reasonably satisfactory to the other, a written statement, duly executed and acknowledged, setting forth the amount of the Indebtedness then outstanding and whether, to the best knowledge of the affiant, any offsets, claims, counterclaims or defenses exist against the Indebtedness secured by this Mortgage.

 XIII. Loan Document Expenses.

           Mortgagor shall pay, together with any interest or penalties imposed in connection therewith, all reasonable expenses of Mortgagee incident to the preparation, execution, acknowledgement, delivery and/or recording of this Mortgage, the Assignment and UCC-1 financing statements executed in connection with this Mortgage, including, but without limiting the generality of the foregoing, all filing, registration and recording fees and charges, documentary stamps, intangible taxes and all federal, state, county and municipal taxes, duties, imposts, assessments and charges now or hereafter required by reason of, or in connection with, this Mortgage, the Assignment, such UCC-1 financing statements and UCC-3 continuation statements, and, in any event, otherwise shall comply with the provisions set forth in Article IV hereof.

 XIV.     Mortgagee's Right to Perform.

           In the event of any Event of Default hereunder, Mortgagee may (but shall be under no obligation to), at any time, without waiving or releasing Mortgagor from any Obligations or any Event of Default under this Mortgage, perform the Obligations and, in such event, the cost thereof, including, but without limiting the generality of the foregoing, reasonable attorneys' fees, costs and disbursements incurred in connection therewith,
 (a) shall be deemed to be Indebtedness secured by this Mortgage, (b) shall be a lien on the Encumbered Property prior to any right or title to, interest in, or claim upon, the Encumbered Property subordinate to the lien of this Mortgage, and (c) shall be payable, on demand, together with interest thereon at the Interest Rate, from the date of any such payment by Mortgagee to the date of repayment to Mortgagee. No payment or advance of money by Mortgagee pursuant to the provisions of this Article XIV shall cure, or shall be deemed or construed to cure, any such Event of Default by Mortgagor hereunder or waive any rights or remedies of Mortgagee hereunder or at law or in equity by reason of any such Event of Default.

 XV.     Mortgagee's Costs and Expenses.

           If (a) an Event of Default shall occur under this Mortgage, beyond applicable grace periods, if any, or an Event of Default under any other Loan Document, including the Loan Agreement, beyond any applicable grace period, or (b) Mortgagee shall exercise any of its rights or remedies to which it is entitled hereunder, or (c) any action or proceeding is commenced in which it becomes necessary to defend or uphold the lien or priority of this Mortgage or any action or proceeding relating to this Mortgage or any other Loan Document is commenced to which Mortgagee is or becomes a party, or (d) the taking, holding or servicing of this Mortgage by or on behalf of Mortgagee is alleged to subject Mortgagee to any civil or criminal fine or penalty, or (e) Mortgagee's review and approval of any document, including, but without limiting the generality of the foregoing, any Major Lease (but excluding Leases that are not Major Leases), is requested by Mortgagor or required by Mortgagee, then, in any such event, all such reasonable costs, expenses and fees incurred by Mortgagee in connection therewith (including, but without limiting the generality of the foregoing, any civil or criminal fines or penalties and attorneys' fees, costs and disbursements) (i) shall be deemed to be Indebtedness secured by this Mortgage, (ii) shall be a lien on the Encumbered Property prior to any right or title to, interest in, or claim upon, the Encumbered Property subordinate to the lien of this Mortgage, and (iii) shall be payable, on demand, together with interest thereon at the Interest Rate, from the date of any such payment by Mortgagee to the date of repayment to Mortgagee. In any action to enforce any remedy under this Mortgage, including, but without limiting the generality of the foregoing, sale of the Encumbered Property by Mortgagee pursuant to the power of sale contained herein or otherwise, or to recover or collect the Indebtedness or any portion thereof, the provisions of this Article XV with respect to the recovery of costs, expenses, disbursements and penalties shall prevail unaffected by the provisions of any Legal Requirement with respect to the same to the extent that the provisions of this Article XV are not inconsistent therewith or violative thereof.

 XVI.     Events of Defaults.

           The occurrence of an "Event of Default" under the terms of the Loan Agreement shall be an Event of Default hereunder; provided, however, if Mortgagor shall fail or neglect to comply with or otherwise perform, keep or observe, any non-monetary term, provision, condition or covenant contained in this Mortgage, such failure or neglect shall not constitute an Event of Default under the Loan Agreement, this Mortgage or any other Loan Document unless the Mortgagee shall have given written notice of such failure or neglect to the Mortgagor, and the Mortgagor shall have failed to cure within 30 days following such notice; provided, further, if Mortgagor cannot cure any non-monetary breach of any provision, covenant or condition, it shall not constitute an Event of Default if such breach cannot reasonably be cured within such 30 day grace period because of any strikes, lockouts, unavailability of materials, failure of power, delays in settling insurance or condemnation claims, governmental or quasi-governmental laws or regulations, riots, insurrections, adverse weather conditions, war or any other reason beyond Mortgagee's reasonable control ("Force Majeure"), so long as upon the termination of the event or events constituting the Force Majeure, the Mortgagor diligently acts to cure the breached provision, condition or covenant within a reasonable period of time.

 XVII. Remedies.

      A. Upon the occurrence of any Event of Default hereunder, Mortgagee may, without further notice, presentment, demand or protest, all of which are hereby expressly waived by Mortgagor, take such action as Mortgagee deems advisable, in its sole discretion, to protect and enforce the rights of Mortgagee against the Mortgagor and in and to the Encumbered Property or any part thereof, including, but without limiting the generality of the foregoing, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee hereunder or at law or in equity:

           1. Mortgagee may elect to cause the Encumbered Property or any portion thereof to be sold in accordance with the provisions hereof and applicable law.

           2. Mortgagee may, without releasing Mortgagor from any Obligation under this Mortgage or any other obligation under the Guaranty or any other Loan Document and without waiving any Event of Default, exercise any of its rights and remedies under Article XIV hereof.

           3. if the Indebtedness shall have been declared due and payable in accordance with the provisions of the Loan Agreement, then Mortgagee may (x) institute and maintain an action with respect to the Encumbered Property under any other Loan Document, or (y) take such other action as may be allowed at law or in equity for the enforcement of this Mortgage and the other Loan Documents. Mortgagee may proceed in any such action to final judgment and execution thereon for the whole of the Indebtedness, together with interest thereon at the Interest Rate, from the date on which Mortgagee shall declare the same to be due and payable to the date of repayment to Mortgagee, and all costs of any such action, including, but without limiting the generality of the foregoing, reasonable attorneys' fees, costs and disbursements.

           4. Mortgagee, if it has not already revoked the license granted pursuant to Article XI hereof, may revoke the license and may, without releasing Mortgagor from any Obligation under this Mortgage, and without waiving any Event of Default, enter upon and take possession of the Encumbered Property or any portion thereof, either personally or by its agents, nominees or attorneys, and dispossess Mortgagor and its agents and servants therefrom and, thereupon, Mortgagee may (w) use, manage, operate, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Encumbered Property, (x) complete any construction on the Encumbered Property, in such manner and form as Mortgagee deems advisable,
 (y) make alterations, additions, renewals, replacements and improvements to or on the Encumbered Property and (z) exercise all rights and powers of Mortgagor with respect to the Encumbered Property, either in the name of Mortgagor or otherwise, including, but without limiting the generality of the foregoing, the right to make, cancel, enforce or modify Leases, obtain and evict lessees, establish or change the amount of any Rents and the manner of collection thereof and perform any acts which Mortgagee deems proper, in its sole discretion, to protect the security of this Mortgage. Mortgagee may, but shall not be obligated to, take any action pursuant to the Laws of the State of New Jersey to enforce the provisions of any Operational Requirements and to secure continued operation of the Encumbered Property as a licensed casino operation. After deduction of all reasonable costs and expenses of operating and managing the Encumbered Property, including, but without limiting the generality of the foregoing, attorneys' fees, costs and disbursements, administration expenses, management fees and brokers' commissions, satisfaction of liens on any of the Encumbered Property, payment of Impositions, claims and insurance premiums, invoices of persons who may have supplied goods and services to or for the benefit of any of the Encumbered Property and all costs and expenses of the maintenance, repair, Restoration, alteration or improvement of any of the Encumbered Property, Mortgagee may apply the Rents received by Mortgagee to payment of the Indebtedness or performance of the Obligations. Mortgagee may apply the Rents received by Mortgagee to the payment of any or all of the foregoing in such order and amounts as Mortgagee, in its sole discretion, may elect. Mortgagee may, in its sole discretion, determine the method by which, and extent to which, the Rents will be collected and the obligations of the lessees under the Leases enforced and Mortgagee may waive or fail to enforce any right or remedy of the lessor under any Lease.

           5. Mortgagee may disaffirm and cancel any Lease affecting the Encumbered Property or any portion thereof at any time during the period that it is exercising its remedies under this Article XVII, even though Mortgagee shall have enforced such Lease, collected Rents thereunder or taken any action that might be deemed by law to constitute an affirmance of such Lease. Such disaffirmance shall be made by notice addressed to the lessee at the Real Property or, at Mortgagee's option, such other address of the lessee as may be set forth in such Lease.

           6. Mortgagee may declare the entire unpaid Indebtedness to be immediately due and payable.

           7. Mortgagee may institute proceedings for the complete foreclosure of this Mortgage in which case the Encumbered Property or the Mortgagor's interest therein may be sold for cash or upon credit in one or more portions.

           8. Mortgagee may, with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Indebtedness then due and payable, subject to the continuing lien of this Mortgage for the balance of the Indebtedness not then due.

           9. Mortgagee may sell for cash or upon credit the Encumbered Property or any part thereof and all estate, claim, demand, right, title and interest of the Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in its entirety or in portions, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Encumbered Property this Mortgage shall continue as a lien on the remaining portion of the Encumbered Property.

           10. Mortgagee may institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the Notes or in the Assignment or in any other Loan Document or Document.

           11. Mortgagee may recover judgment on the Revolving Credit Notes either before, during or after any proceedings for the enforcement of this Mortgage.

           12. Mortgagee shall be entitled to the appointment of a trustee, receiver, liquidator or conservator of the Encumbered Property, without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of the Mortgagor, any guarantor or of any person, firm or the entity liable for the payment of the Indebtedness.

           13. Mortgagee may cure such Event of Default, without relieving the Mortgagor of any liability in connection with such Event of Default, and (1) the Mortgagor, on demand, shall reimburse the Mortgagee for any and all costs and expenses incurred by the Mortgagee in connection with the curing of any Event of Default, together with any defaulted interest payable pursuant to the Loan Agreement from the date such costs and expenses are incurred until the same are paid to the Mortgagee, and (2) the Mortgagee shall be entitled to apply any sums then held by the Mortgagee pursuant to the provisions of this Mortgage to the curing of such Event of Default or to reimburse the Mortgagee for costs and expenses incurred in connection therewith; and/or

           14. Mortgagee may pursue such other remedies as the Mortgagee may have under any applicable law.

      B. Subject to the terms of the Intercreditor Agreement, the purchase money proceeds or avails of any sale of the Encumbered Property made under or by virtue of this Article XVII, together with any other sums which then may be held by the Mortgagee under this Mortgage, whether under the provisions of this Article XVII or otherwise, shall be applied as follows:

           First: To the payment of the costs and expenses of any such sale, including reasonable compensation to the Mortgagee's agents and counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by the Mortgagee under this Mortgage and together with interest as provided herein on all advances made by the Mortgagee and all taxes or assessments, except any taxes, assessments or other charges subject to which the Encumbered Property shall have been sold.

           Second: To the payment of amounts then due and unpaid for principal and interest on the Revolving Credit Notes.

           Third: To the payment of the amount of Indebtedness then outstanding and performance of all of the other Obligations, in such a manner and order of priority or preference as Mortgagee may, in its sole discretion, determine.

           Fourth:  To the payment of outstanding Impositions.

           Fifth: To the payment of the surplus, if any, to whomsoever may lawfully be entitled to receive the same, including, without limitation, the Mortgagor. The Mortgagee and any receiver of the Encumbered Property, or any part thereof, shall be liable to account for only those rents, issues and profits actually received by it.

      C. Mortgagee, in any action to enforce this Mortgage, shall be entitled to the appointment of a receiver by a court of competent jurisdiction or may, in connection with any foreclosure proceeding hereunder, request the Casino Control Commission, as defined in the Loan Agreement, to petition a court of the State of New Jersey for the appointment of a supervisor to conduct the normal gaming activities on the Real Property following such foreclosure proceeding. If it shall become necessary, or in the opinion of Mortgagee advisable, for Mortgagee or an agent or representative of Mortgagee to become licensed under the provisions of the laws of the State of New Jersey, or rules and regulations adopted pursuant there-to, as a condition to receiving the benefit of the Real Property, the Personal Property or other collateral hereby encumbered for the benefit of Mortgagee, Mortgagor does hereby give its consent to the granting of such license or licenses and agree to execute such further documents as may be reasonably required in connection with the evidencing of such consent.

      D. The remedies and rights granted to Mortgagee hereunder are cumulative and are not in lieu of, but are in addition to, and shall not be affected by the exercise of, any other remedy or right available to Mortgagee whether now or hereafter existing either at law or in equity or under this Mortgage or any other Loan Document.

      E. The Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, the Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

      F. Upon the completion of any sale or sales made by the Mortgagee under or by virtue of this Article XVII, the Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. The Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Encumbered Property and rights so sold and for that purpose the Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any such sale or sales made under or by virtue of this Article XVII, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, rights, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under the Mortgagor.

      G. Anything contained in the Loan Agreement or in this Mortgage to the contrary notwithstanding, in the event of any sale made under or by virtue of this Article XVII (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale) the entire Indebtedness, if not previously due and payable, immediately thereupon shall become due and payable.

      H. Upon any sale made under or by virtue of this Article XVII (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the Mortgagee may bid for and acquire the Encumbered Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting against the sales price the Indebtedness and the expenses of the sale, and the costs of the action and any other sums which the Mortgagee is authorized to deduct under this Mortgage.

      I. No recovery of any judgment by the Mortgagee and no levy of an execution under any judgment upon the Encumbered Property or upon any property of Mortgagor shall affect in any manner or to any extent, the lien of this Mortgage upon the Encumbered Property or any part thereof, or any liens, rights, powers or remedies of the Mortgagee hereunder, but such liens, rights, powers and remedies of the Mortgagee shall continue unimpaired as before.

      J. Upon the occurrence of any Event of Default and the acceleration of the maturity hereof, if, at any time prior to the foreclosure sale, Mortgagor or any other person tenders payment of the amount necessary to satisfy the Indebtedness, the same shall constitute an evasion of the payment terms hereof and shall be deemed to be a voluntary prepayment hereunder, in which case such payment must include the premium required under the prepayment provisions, if any, contained herein or in the Loan Agreement or the Revolving Credit Notes.

      K. Upon the occurrence of any Event of Default hereunder, it is agreed that Mortgagor, if it is an occupant of the Real Property or any part thereof, shall immediately surrender possession of the Real Property so occupied to the Mortgagee, and if such occupant is permitted to remain in possession, the possession shall be as tenant of the Mortgagee and, on demand such occupant subject to applicable law (a) shall pay to the Mortgagee monthly, in advance, a reasonable rental for the space so occupied and in default thereof, and (b) may be dispossessed by the usual summary proceedings. The covenants herein contained may be enforced by a receiver of the Encumbered Property or any part thereof.

      L. If any payment due hereunder or under the Loan Agreement or the Revolving Credit Notes is not paid when due after any applicable grace period, either at stated or accelerated maturity or pursuant to any of the terms hereof, then and in such event, the Mortgagor shall pay or shall cause to be paid interest thereon from and after the date on which such payment first becomes due at the defaulted interest pursuant to the Loan Agreement and such interest shall be due and payable, on demand, at such rate until the entire amount due is paid to the Mortgagee, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Mortgage. Nothing in this Section or in any other provision of this Mortgage shall constitute an extension of the time of payment of the Indebtedness.

      M. After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by the Mortgagee to obtain judgment for the Indebtedness, or of any other nature in aid of the enforcement of the Loan Agreement, the Revolving Credit Notes or of this Mortgage, Mortgagor shall (a) waive the issuance and service of process and enter their voluntary appearance in such action, suit or proceeding, and (b) if required by the Mortgagee, consent to the appointment of a receiver or receivers of the Encumbered Property and of all the profits thereof.

      N. Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, or of any of its property, or of the Encumbered Property or any part thereof, the Mortgagee shall be entitled to retain possession and control of all property now and hereafter covered by this Mortgage.

 XVIII. Security Agreement under Uniform Commercial Code.

           It is the intention of Mortgagor and Mortgagee that this Mortgage shall constitute and this Mortgage does hereby constitute a Security Agreement between Mortgagor and Mortgagee within the meaning of the Uniform Commercial Code of the State of New Jersey. Notwithstanding the filing of a financing statement covering any of the Encumbered Property in the records normally pertaining to personal property, all of the Encumbered Property, for all purposes and in all proceedings, legal or equitable, shall be regarded, at Mortgagee's option (to the extent permitted by law), as part of the Real Property whether or not any such item is physically attached to the Real Property or serial numbers are used for the better identification of certain items. The mention in any such financing statement of any of the Encumbered Property shall never be construed in any way as derogating from or impairing this declaration and hereby stated intention of the Mortgagor and Mortgagee that such mention in the financing statement is hereby declared to be for the protection of Mortgagee in the event any court shall at any time hold that notice of Mortgagee's priority of this Mortgage, to be effective against any third party, including the Federal government or any authority or agency thereof, must be filed in the Uniform Commercial Code records. Pursuant to the provisions of the Uniform Commercial Code, if Mortgagor shall fail to execute any such financing or continuation statements for twenty (20) days after request therefor is made by Mortgagee, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute and file financing and continuation statements if Mortgagee shall determine, in its sole discretion, that such financing or continuation statements are necessary or advisable in order to preserve or perfect its security interest in the Personal Property covered by this Mortgage, and Mortgagor shall pay to Mortgagee, on demand, any reasonable expenses incurred by Mortgagee in connection with the preparation, execution and filing of such statements that may be filed by Mortgagee.

 XIX.     Representations and Warranties.

           Each Mortgagor represents and warrants for itself that: (a) such Mortgagor has the requisite power and lawful authority to execute and deliver this Mortgage and to perform the Obligations it is required to perform under the Loan Documents; (b) the execution and delivery of this Mortgage by such Mortgagor and performance of its obligations under this Mortgage will not result in such Mortgagor being in default under any provision of its Certificate of Incorporation or By-Laws or of any deed of trust, mortgage, document, instrument, credit or other agreement to which it is a party or by which its assets are bound; (c) the Board of Directors of such Mortgagor has duly authorized the execution and delivery of this Mortgage; (d) on the date hereof, no portion of the Buildings or the Personal Property has been materially damaged, destroyed or injured by fire or other casualty which is not now fully restored or in the process of being restored; (e) such Mortgagor has all necessary licenses, authorizations, registrations and approvals to own, use, occupy and operate the Encumbered Property and has full power and authority to carry on its business at the Real Property as currently conducted and has not received any notice of any violation of any Legal Requirement that materially impairs the value of the Encumbered Property; and (f) as of the date hereof, such Mortgagor has not received any notice of any Taking of the Encumbered Property as the case may be) or any portion thereof and such Mortgagor has no knowledge that any such Taking is contemplated.

 XX.     No Waivers, Etc.

           No failure by Mortgagee to insist upon the strict performance by each Mortgagor of any of the terms and provisions of this Mortgage shall be deemed to be a waiver of any of the terms, covenants, conditions and provisions hereof and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by each Mortgagor of any and all of the terms, covenants, conditions and provisions of this Mortgage to be performed by such Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Encumbered Property, any part of the security held for payment of the Indebtedness or any portion thereof or for the performance of the Obligations secured by this Mortgage without, as to the remainder of the security, in any manner whatsoever, impairing or affecting the lien of this Mortgage or the priority of the lien of this Mortgage over any subordinate lien. In the event of an occurrence of an Event of Default hereunder, Mortgagee may resort for the payment of the Indebtedness secured by this Mortgage to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

 XXI.     Brokerage.

           Mortgagor hereby represents and warrants that it has dealt with no broker, finder, or like agent in connection with the Loan Agreement, the Revolving Credit Notes or this Mortgage.

 XXII. Mortgage Subject to the Provisions of the Act.

           Each provision of this Mortgage is subject to the provisions of the Act, as defined in Article III, paragraph (E).

 XXIII. Environmental Matters.

      A.     Each Mortgagor represents and warrants that:

           1. To the best of Mortgagor's knowledge, none of the real property owned and/ or occupied by Mortgagor and located in the State of New Jersey, including, but not limited to, the Encumbered Property (the "New Jersey Real Property"), has ever been used to treat, store, handle, transfer, process or dispose of "Hazardous Wastes" as that term is defined in applicable state or federal law. Mortgagor has not in the past, does not at present, and shall not in the future, use, or allow the use of, in any material respect its real property, including, but not limited to, the Encumbered Property, for the purpose of refining, producing, storing, handling, transferring, processing, treating, disposing of or transporting "Hazardous Substances" as that term is defined in applicable state or federal law. Mortgagor shall not, and shall not allow any other person to, treat, store, dispose of or release any such Hazardous Waste on or in the New Jersey Real Property, except for temporary storage of Hazardous Waste generated on the property in strict compliance with all applicable laws.

           2. To the best of Mortgagor's knowledge, none of the New Jersey Real Property has ever been used by previous owners and/or operators as a "Major Facility," as such term is defined in N.J.S.A. 58:10-23.llb(1), and said New Jersey Real Property is not now and will not be used in the future as a "Major Facility."

           3. No lien has been attached to any revenues or any New Jersey Real Property or personal property owned by Mortgagor and located in the State of New Jersey, including, but not limited to, the Encumbered Property, and to the best of Mortgagor's knowledge there are no events, conditions, facts or circumstances that could lead to the imposition of such a lien, under any law relating to pollution or the discharge of materials into the environment. Mortgagor shall not permit the imposition of any such lien on any property which it owns.

           4. Mortgagor has not received any summons, citation, directive, or other written communication requiring, requesting, or alleging the need for corrective action of Mortgagor from the New Jersey Department of Environmental Protection and Energy or any other person or entity relating to the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping or threatened release of "Hazardous Substances," as such term is defined in applicable state or federal law. To the best of Mortgagor's knowledge, there are no events, conditions, facts or circumstances that could justify or give rise to any such communication.

           5. To the best of Mortgagor's knowledge, there are and have been no underground storage tanks ("Underground Storage Tanks") on any New Jersey Real Property as such term is defined in applicable state or federal law and no New Jersey Real Property contains any asbestos or asbestos containing materials other than in de minimis amounts.

      B.     Each Mortgagor covenants and agrees that:

           1. If Mortgagor is presently an owner or operator of a "Major Facility" in the State of New Jersey, as such term is defined in N.J.S.A. 58:10-23.11b(1), or if Mortgagor ever becomes such an owner or operator, then Mortgagor shall furnish the New Jersey Department of Environmental Protection and Energy with all the information required by N.J.S.A. 58:10-23.lld to the extent applicable.

           2. Mortgagor shall not cause or permit to exist a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of a "Hazardous Substance," as such term is defined in applicable state or federal law into waters of the State of New Jersey or onto lands from which it might flow or drain into said waters, or into waters outside the jurisdiction of the State of New Jersey, except in strict compliance with the terms of applicable law, including any permit in force.

           3. So long as Mortgagor shall own or operate any real property located in the State of New Jersey, which is used as a "Major Facility," as such term is defined in N.J.S.A. 58:10-23.11b(1), Mortgagor shall duly file or cause to be duly filed with the Director of the Division of Taxation in the New Jersey Department of the Treasury, a tax report or return and shall pay or make provision for the payment of all taxes due therewith, all in accordance with and pursuant to N.J.S.A. 58:10-23.11h to the extent applicable.

           4. In the event that there shall be filed a lien against the Encumbered Property under any law relating to pollution or the discharge of materials into the environment, then Mortgagor shall promptly but no later than thirty (30) days from the date that Mortgagor is given notice that the lien has been placed against the Encumbered Property, either (1) pay the claim and remove the lien from the Encumbered Property, or (2) furnish (x) a bond satisfactory to Mortgagee in the amount of the claim out of which the lien arises, (y) a cash deposit in the amount of the claim out of which the lien arises, or (z) other security reasonably satisfactory to Mortgagee in an amount sufficient to discharge the claim out of which the lien arises.

           5. Should Mortgagor cause or permit any intentional or unintentional action or omission resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of materials into the waters or onto lands of the State of New Jersey, or into the waters outside the jurisdiction of the State of New Jersey, Mortgagor shall promptly, diligently and expeditiously report and proceed to clean up such release, spill, leak, pumping, pour, emission, emptying or dumping in strict compliance with all applicable laws.

           6. If Mortgagor shall fail to take any action required by this Section, upon notice to Mortgagor (which may be telephonic or by any other means of communication), Mortgagee may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so; and all sums so advanced or paid, including, without limitation, reasonable counsel fees, fines, penalties, payments or sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto (1) shall be deemed to be Indebtedness, (2) shall be a lien on the Encumbered Property pari passu with the Indebtedness and (3) immediately shall be due and payable, on demand. Mortgagor shall execute and deliver promptly after request, such instruments as Mortgagee may deem useful or required to permit Mortgagee to take any such action.

           7. Without limiting the foregoing, Mortgagor shall comply in all material respects with all applicable laws relating to pollution or the discharge of materials into the environment or the indoor workplace.

           8. Mortgagor absolutely and unconditionally agrees to indemnify and to hold Mortgagee harmless from and against any and all loss, liability, cost or expense incurred by Mortgagee as a result of Mortgagor's failure to comply with existing and future laws relating to pollution or the discharge of materials into the environment, orders, ordinances, rules and regulations, including those related to the presence of asbestos affecting the Encumbered Property, which indemnification, notwithstanding the provisions of this Mortgage or the Loan Documents, shall survive the release and discharge of this Mortgage of record, and foreclosure or sale of the Encumbered Property under this Mortgage, payment of the Revolving Credit Notes, the Loan Agreement, or any other discharge of the Indebtedness by operation of law or otherwise.

 XXIV. Waivers by Mortgagor.

      A. Mortgagor hereby waives all errors and imperfections, to the extent permitted by law, in any proceedings instituted by Mortgagee under this Mortgage, the Loan Agreement or any other Loan Document and all benefit of any present or future statute of limitations or any other present or future statute, law, stay, moratorium, appraisal or valuation law, regulation or judicial decision, nor shall Mortgagor at any time insist upon or plead, or in any manner whatsoever, claim or take any benefit or advantage of any such statute, law, stay, moratorium, regulation or judicial decision which (i) provides for the valuation or appraisal of the Encumbered Property prior to any sale or sales thereof which may be made pursuant to any provision herein or pursuant to any decree, judgment or order of any court of competent jurisdiction, (ii) exempts any of the Encumbered Property or any other property, real or personal, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale under execution, (iii) provides for any stay of execution, moratorium, marshalling of assets, exemption from civil process, redemption or extension of time for payment, (iv) requires Mortgagee to institute proceedings in foreclosure against the Encumbered Property before exercising any other remedy afforded Mortgagee hereunder in the event of an Event of Default, (v) affects any of the terms, covenants, conditions or provisions of this Mortgage or (vi) conflicts with or may affect, in a manner which may be adverse to Mortgagee, any provision, covenant, condition or term of this Mortgage, the Loan Agreement or any other Loan Document, nor shall Mortgagor at any time after any sale or sales of the Encumbered Property pursuant to any provision herein, claim or exercise any right under any present or future statute, law, stay, moratorium, regulation or judicial decision to redeem the Encumbered Property or the portion thereof so sold.

      B. Mortgagor hereby waives the right, if any, to require any sale to be made in parcels, or the right, if any, to select parcels to be sold, and there shall be no requirement for marshalling of assets.

 XXV. Notices.

           Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon Mortgagor or Mortgagee, or whenever Mortgagor or Mortgagee shall desire to give or serve upon the other any such communication with respect to this Mortgage or the Encumbered Property, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      A.     If to Mortgagee:

                     First Fidelity Bank, National
                     Association, New Jersey
                     550 Broad Street
                     Newark, New Jersey  07101
                     Attn:  Robert K. Strunk

             and     Midlantic National Bank
                     499 Thornall Street
                     Metro Park Plaza
                     Edison, N.J.  08837
                     Attn:  Edward M. Tessalone

      B.     If to Mortgagor:

                     GNAC, Corp. & GNOC, Corp.
                     Boston & Pacific Avenues
                     P.O. Box 1737
                     Atlantic City, New Jersey  08041
                     Attn:  President

             and     Sills, Cummis, Zuckerman, Radin
                     Tischman, Epstein & Gross
                     One Riverfront Plaza
                     Newark, New Jersey  07102
                     Attn:  Wayne Heicklen, Esq.


      C. or to such other address as Mortgagor or Mortgagee may substitute by notice given as herein provided. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or on the date of actual receipt or the date on which the same shall be returned to the sender by the Post Office as unclaimed. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated herein to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

 XXVI. Conflict with Loan Agreement.

           If there shall be any inconsistencies between the terms, covenants, conditions and provisions set forth in this Mortgage and the terms, covenants, conditions and provisions set forth in the Loan Agreement, then, unless this Mortgage expressly provides otherwise by specific reference to the Loan Agreement, the terms, covenants, conditions and provisions of the Loan Agreement shall prevail.

 XXVII. No Modification; Binding Obligations.

           This Mortgage may not be modified, amended, discharged or waived in whole or in part except by an agreement in writing signed by Mortgagor and Mortgagee. The covenants of this Mortgage shall run with the Real Property and shall bind each Mortgagor and its respective successors and assigns and all present and subsequent encumbrancers, lessees and sublessees of any of the Encumbered Property and shall inure to the benefit of Mortgagee and its respective successors, assigns and endorsees.

 XXVIII. Miscellaneous.

      A. The Article headings in this Mortgage are used only for convenience and are not part of this Mortgage and are not to be used in determining the intent of the parties or otherwise in interpreting this Mortgage. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) "provisions" shall mean "provisions, terms, covenants and/or conditions"; (b) "lien" shall mean "lien, charge, pledge, security interest, mortgage, deed of trust or other encumbrance of any kind"; (c) "obligation" shall mean "obligation, duty, covenant and/or condition"; (d) "any of the Encumbered Property" shall mean "the Encumbered Property or any portion thereof or interest therein"; and (e) "the Real Property" shall mean "the Real Property or any portion thereof or interest therein." Any act which Mortgagee is permitted to perform under this Mortgage, the Loan Agreement or any other Loan Document may be performed at any time and from time to time by Mortgagee or by any person or entity designated by Mortgagee. Each appointment of Mortgagee as attorney-in-fact for Mortgagor under this Mortgage, the Loan Agreement or any other Loan Document shall be irrevocable and coupled with an interest. If Mortgagee shall fail or refuse to consent, approve, accept or indicate its satisfaction, Mortgagor shall not be entitled to any damages for any withholding or delay of such consent, approval, acceptance or indication of satisfaction by Mortgagee, it being intended that Mortgagor's sole remedy shall be to bring an action for an injunction or specific performance, which remedy of an injunction or specific performance shall be available only in those cases where Mortgagee has expressly agreed hereunder or under any other Loan Document not to unreasonably withhold or delay its consent, approval, acceptance or indication of satisfaction.

      B. No director, officer, employee, stockholder or incorporator, as such, past, present or future, of Mortgagor or any successor corporation shall have any liability for any obligations of Mortgagor hereunder or for any claim based on, in respect of or by reason of such obligations or its creation. Mortgagee, by accepting this Mortgage, waives and releases all such liability.

 XXIX. Enforceability.

           This Mortgage shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of New Jersey. Whenever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by, or invalid under, applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Mortgage. Nothing contained in this Mortgage or in any other Loan Documents shall require Mortgagor to pay, or Mortgagee to accept, interest in an amount which would subject Mortgagee to penalty under applicable law. In the event that the payment of any interest due hereunder or under the Loan Agreement or any other Loan Document would subject Mortgagee to penalty under applicable law, then, ipso facto, the obligation of Mortgagor to make such payment shall be reduced to the highest rate then permitted under applicable law without penalty.

XXX. Satisfaction.

           At such time as the entire amount of the Indebtedness shall have been fully paid pursuant to the terms hereof and the other Loan Documents, and all Obligations shall have been fully performed in accordance with all provisions hereof and the other Loan Documents, then Mortgagee shall deliver to Mortgagor a satisfaction of this Mortgage in recordable form and any other documents or instruments reasonably requested by Mortgagor to release the lien of this Mortgage.

 XXXI. Receipt of Copy.

           Each Mortgagor acknowledges that it has received a true copy of this Mortgage.

           IN WITNESS WHEREOF, the parties have caused this Mortgage to be duly executed and acknowledged under seal as of the day and year first above written.

                                    MORTGAGOR:

                                    GNOC, Corp., a New
                                    Jersey Corporation



                                    By:___________________________
                                       Name:     Donna M. Graham
                                       Title:    Chief Financial
                                                 Officer, Treasurer


                                    GNAC, Corp., a New
                                    Jersey Corporation


                                    By:___________________________
                                       Name:     Donna M. Graham
                                       Title:    Chief Financial
                                                 Officer, Treasurer

STATE OF NEW JERSEY )
                     )
 COUNTY OF ESSEX     )

           On the 16th day of April, 1993, before me personally came Donna
 M. Graham, to me known, who, being by me duly sworn, did depose and say that she resides at 26 Beacon Lane, Brigantine, New Jersey 08203; that she is a Chief Financial Officer and Treasurer of GNOC, Corp., a New Jersey corporation, the corporation described in and which executed the foregoing instrument by order of the board of directors of said corporation; and that she signed her name thereto by like order.




                                         _________________________
                                         Notary Public


 STATE OF NEW JERSEY)
                    )
 COUNTY OF ESSEX    )

 On the 16th day of April, 1993, before me personally came Donna M. Graham, to me known, who, being by me duly sworn, did depose and say that she resides at 26 Beacon Lane, Brigantine, New Jersey 08203; that she is a Chief Financial Officer and Treasurer of GNAC, Corp., a New Jersey corporation, the corporation described in and which executed the foregoing instrument by order of the board of directors of said corporation; and that she signed her name thereto by like order.


                                         _________________________
                                         Notary Public

                           EXHIBIT A


                       Property Description
                           EXHIBIT B



                             Leases


 Lease dated July 1, 1992 by and between GNAC, Corp. (as lessor) and GNOC, Corp.(as lessee).




                MORTGAGE AND SECURITY AGREEMENT

                    WITH ASSIGNMENT OF RENTS

                            given by

             GNOC, CORP., a New Jersey corporation,

                              and

             GNAC, CORP., a New Jersey corporation,

                           Mortgagor

                               to

     FIRST FIDELITY BANK, NATIONAL ASSOCIATION, NEW JERSEY,

                              and

                    MIDLANTIC NATIONAL BANK

                           Mortgagee

                   Dated as of April 16, 1993




                     Record and Return to:

                       McCarter & English
                      Four Gateway Center
                      100 Mulberry Street
                          P.O. Box 652
                 Newark, New Jersey 07101-0652
                 Attn:  Curtis A. Johnson, Esq.

     MORTGAGE AND SECURITY AGREEMENT
     WITH ASSIGNMENT OF RENTS


     TABLE OF CONTENTS



Article     Page


I.       Warranty of Title                                                6

II.      Payment of Indebtedness                                          6

III.     Requirements; Proper Care and Use                                7

IV.      Taxes on Mortgagee                                               9

V.       Payment of Impositions                                          11

VI.      Insurance                                                       13

VII.     Condemnation/Eminent Domain                                     23

VIII.    Sale of Encumbered Property; Additional Financing               25

IX.      Discharge of Liens                                              25

X.       Right of Contest                                                25

XI.      Leases                                                          26

XII.     Estoppel Certificates                                           29

XIII.    Loan Document Expenses                                          29

XIV.     Mortgagee's Right to Perform                                    29

XV.      Mortgagee's Costs and Expenses                                  30

XVI.     Events of Defaults                                              31

XVII.    Remedies                                                        31

XVIII.   Security Agreement under Uniform Commercial Code                38

XIX.     Representations and Warranties                                  39

XX.      No Waivers, Etc.                                                39

XXI.     Brokerage.                                                      40


XXII.    Mortgage Subject to the Provisions of the Act                   40

XXIII.   Environmental Matters                                           40

XXIV.    Waivers by Mortgagor                                            43

XXV.     Notices                                                         44

XXVI.    Conflict with Loan Agreement                                    45

XXVII.   No Modification; Binding Obligations                            45

XXVIII.  Miscellaneous                                                   45

XXIX.    Enforceability                                                  46

XXX.     Satisfaction                                                    47

XXXI.    Receipt of Copy                                                 47


                              EXHIBIT A

                     Metes and Bounds Description



                              EXHIBIT B

                                Leases